Exhibit (a)(3)

                       PILGRIM BANK AND THRIFT FUND, INC.

                              ARTICLES OF AMENDMENT

     PILGRIM BANK AND THRIFT FUND, INC., a Maryland corporation (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     First: The Charter of the Corporation is hereby amended by striking out Article First of the Articles of Incorporation and inserting in lieu thereof the following:

     FIRST: The name of the corporation (which is hereinafter called the "Corporation") is Pilgrim Financial Services Fund, Inc.

     Second: The Amendment to the Articles of Incorporation as herein above set forth shall be effective on the 6th day of June, 2001.

     Third: The foregoing Amendment to such Articles of Incorporation was approved by a majority of the entire Board of Directors of the Corporation; the charter amendment is limited to changes expressly permitted by Section 2-605 of Subtitle 6 of Title 2 of the Maryland General Corporation Law to be made without action by the stockholders, and the Corporation is registered as an open-end investment company under the Investment Company Act of 1940, amended.

     Fourth: The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states to the best of his knowledge, information and belief that these matters and facts set forth in these Articles of Amendment with respect to authorization and approval are true in all material respects and that this statement is made under penalties of perjury.

     IN WITNESS WHEREOF, the Corporation has caused this instrument to be signed in its name and on its behalf by its President, James M. Hennessy, and attested by its Secretary, Kimberly A. Anderson, on the 5th day of June, 2001.


                                       PILGRIM BANK AND THRIFT FUND, INC.


                                       By:
                                           -------------------------------------
                                           James M. Hennessy
                                           President and Chief Operating Officer

ATTEST:


-------------------------------
Kimberly A. Anderson
Vice President and Secretary